UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 28, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2007, IA Global, Inc. (“Company”) received notice from AMEX concerning Sections 121(A)(1) and 802(a) of the AMEX Company Guide, which requires that each issuer have, and certify that it has and will continue to have a majority of independent directors. In order to remain within AMEX standards, a new independent director must be elected to serve on the Company’s board of directors by May 28, 2007. An extensive search as been ongoing and the Company is pleased to announce that 5 well qualified candidates have been identified. A decision on the final candidate is expected to be announced by the end of this month. To support its geographic expansion plans the Company has placed a high level of importance on the multilingual and multicultural skills of its new independent director.

SECTION 8 – OTHER EVENTS

ITEM 8.01 - Other Events

On March 7, 2007, IA Global announced a series of initiatives that are elements of its recently announced strategic shift. IA Global’s strategy aims to devote significant attention to expanding the revenue streams and profitability of its existing investments and to narrowly focus new M&A activities into the Technology, Consumer, Services, and Health sectors. For the remainder of 2007, IA Global has prioritized its target countries for expansion activities as Japan, Australia, Singapore, the Philippines, India, and China.

Emphasizing this strategy, the Company announced that its corporate office will be moving from Tampa, Florida to San Francisco, California during the second quarter of 2007. A new Atlanta, Georgia office will serve as its East Coast headquarters to service the needs of the growing East Coast and Mid West shareholder base. The move to the West Coast emphasizes the Company’s commitment to expanding in the Pacific Rim region. IA Global simultaneously announced that it is registering Branch Offices in Tokyo, Japan and a third Branch Office is to be announced in a major Australian city. The Company’s new Chairman and CEO, Derek Schneideman, will base his activities in Tokyo for the remainder of 2007 to personally drive the growth of its wholly owned subsidiary Global Hotline, and to oversee execution of the Company’s aggressive acquisition plans. These international moves are the first steps IA Global is taking to optimize its worldwide tax structure.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press release dated March 6, 2007 concerning IA Global, Inc. strategic initiatives.

99.2	Press release dated March 6, 2007 concerning IA Global, Inc. Notice from AMEX on Board Composition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: March 7, 2007

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer